UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2015

comScore, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33520	54-1955550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11950 Democracy Drive
Suite 600
Reston, Virginia 20190
(Address of principal executive offices, including zip code)

(703) 438-2000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On June 3, 2015, comScore, Inc. (the “Borrower”) entered into the Second Amendment to that certain Credit Agreement, dated as of September 26, 2013, by and among the Borrower, certain subsidiaries of the Borrower, Bank of America, N.A., Suntrust Bank, and the other lenders party thereto (the “Amendment”).

The Amendment changes the definition of a change of control to remove the provision that certain changes in the composition of the board of directors would constitute a change of control and therefore be an event of default under the Credit Agreement.

A copy of the Amendment is attached to this Current Report as Exhibit 10.1 and is incorporated herein by reference. The description of the Amendment above is qualified in its entirety by reference to the complete terms and conditions of the Amendment.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1
Second Amendment, dated June 3, 2015, to the Credit Agreement, dated September 26, 2013, by and among comScore, Inc., the subsidiaries of comScore, Inc. identified therein, Bank of America, N.A., Suntrust Bank, and the other lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

comScore, Inc.

By:	/s/ Christiana L. Lin
Christiana L. Lin EVP, General Counsel and Chief Privacy Officer

Date: June 3, 2015

EXHIBIT INDEX

Exhibit No.	Description
10.1
Second Amendment, dated June 3, 2015, to the Credit Agreement, dated September 26, 2013, by and among comScore, Inc., the subsidiaries of comScore, Inc. identified therein, Bank of America, N.A., Suntrust Bank, and the other lenders party thereto.